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                                                                 Exh 99.5(a)(i)

METLIFE ASSET BUILDER(R)
Variable Annuity Application - Non-Qualified & IRA

(METLIFE(R) LOGO)                                                      (GRAPHIC)

APPLICATION TYPE:   [ ] Non-Qualified   [ ] Traditional IRA   [ ] Roth IRA

1.   ANNUITANT & OWNER(S)

     ANNUITANT (Annuitant will be the Owner unless Owner section is completed)

     First Name                  Middle   Last Name       Daytime Phone Number
                                 Initial
     __________________________  _______  ______________  ______________________

     Street Address                                       Evening Phone Number

     ___________________________________________________  ______________________

     City                        State    Zip Code        Social Security Number

     __________________________  _______  ______________  ______________________

     Gender                      Date of Birth            E-mail Address
                                                          (Optional)
     __________________________  _______________________  ______________________

     Relationship to Owner       Are you a citizen                       [ ] Yes
                                 or permanent resident of the USA?       [ ] No
     __________________________

     If NO, please specify country you are
     a citizen/permanent resident of:

     ___________________________________________________________________________

     Note for Trust Owners: If the Owner is a grantor trust, furnish social security number of the grantor or person who is considered the Owner of the Trust for federal income tax purposes in this section. If the Owner is a Trust, other than a grantor trust, we require the Trust's TIN. The earnings in the contract will be taxable to the Owner each year unless the Trust holds the contract as an Agent for an individual for federal tax purposes. If the Trust is an Agent for a natural person, attach a statement signed by the Trustee that it is acting as an Agent for an individual and that all the beneficial interest in the Trust (both income and remainder) are being held for the benefit of an individual(s).

     JOINT OWNER - NON-QUALIFIED ONLY

     First Name                  Middle   Last Name       Type:
                                 Initial                  [ ] Individual
                                                          [ ] Custodian
                                                          [ ] Corporation
                                                          [ ] Guardian
     __________________________  _______  ______________  [ ] Trustee

     Street Address                                       Daytime Phone Number

     ___________________________________________________  ______________________

     City                        State    Zip Code        Evening Phone Number

     __________________________  _______  ______________  ______________________

     Gender                      Date of Birth            Social Security Number

     __________________________  _______________________  ______________________

     Relationship to Owner       Are you a citizen                       [ ] Yes
                                 or permanent resident of the USA?       [ ] No
     __________________________

     E-mail Address (Optional)   If NO, please specify country you are
                                 a citizen/permanent resident of:

     __________________________  _______________________________________________

     (Note: If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner specifies otherwise in writing)

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2.   PRIMARY & CONTINGENT BENEFICIARY(IES)

     The percentages allocated to primary beneficiaries (and contingent beneficiaries if specified) must equal 100% and must be in whole numbers. If more space is needed, please attach additional sheets.

     Name               Beneficiary Type  Relationship   Social      Percentage*
                        [ ] Primary       to Owner       Security
                        [ ] Contingent                   Number
     _________________  ________________  _____________  __________  ___________

     Name               Beneficiary Type  Relationship   Social      Percentage*
                        [ ] Primary       to Owner       Security
                        [ ] Contingent                   Number
     _________________  ________________  _____________  __________  ___________

     Name               Beneficiary Type  Relationship   Social      Percentage*
                        [ ] Primary       to Owner       Security
                        [ ] Contingent                   Number
     _________________  ________________  _____________  __________  ___________

3.   PURCHASE PAYMENT(S)

     (a)  TOTAL VALUE OF CHECKS SUBMITTED NOW WITH THIS APPLICATION
          (Must total sum of all amounts in Section 3a)               $_________

          I irrevocably designate my Non-Qualified, Traditional
          IRA, Roth IRA initial contribution as follows:

          (1)  Non-Qualified Only
               Purchase payment                                       $_________
               Amount transferred under a 1035 Exchange               $_________

          (2)  Traditional IRA Only
               Current year's purchase payment     Tax Year: ______   $_________
               Prior year's purchase payment       Tax Year: ______   $_________
               Direct transfer from a Traditional IRA, SEP, SARSEP
               or SIMPLE IRA(1)                                       $_________
               Rollover (within 60 days) from a Traditional IRA,
               SEP, SARSEP or SIMPLE IRA(2)                           $_________
               Direct rollover from a tax qualified plan              $_________

          (3)  Roth IRA Only
               Current year's purchase payment      Tax Year: _____   $_________
               Prior year's purchase payment        Tax Year: _____   $_________
               Conversion from a Traditional IRA, SEP, SARSEP or
               SIMPLE IRA(1)                                          $_________
               Direct transfer from a Roth IRA                        $_________
               Rollover (within 60 days) from a Roth IRA(3)           $_________

     (b)  TOTAL FUTURE LUMP SUM PAYMENTS (Estimate transfers,
          direct rollovers, 60-day rollovers, 1035 exchanges, etc.)   $_________

(1) If from a SIMPLE IRA, owner (annuitant) must have been a participant under plan for at least two years.

(2)  Only one 60 day rollover from a specified IRA (or of the same
     IRA) is permitted within any twelve month period.

(3)  Limited to one every twelve months.

4.   EMPLOYER INFORMATION

     Group Name                         Employee ID Number (If different from
                                        Social Security Number)
     _________________________________  ________________________________________

     Group Number (if known)

     ___________________________________________________________________________

5.   INVESTMENT OBJECTIVE & ALLOCATION

     (a)  DESCRIBE YOUR INVESTMENT OBJECTIVE (Choose one)

          [ ] Preservation of capital   [ ] Income   [ ] Growth & Income
          [ ] Growth   [ ] Aggressive Growth

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     (b)  OPTIONAL AUTOMATED INVESTMENT STRATEGIES (If applicable, choose one.)

          [ ] EQUITY GENERATOR(SM) -- Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to either:

               CHECK ONE:   [ ] MetLife Stock Index Division
                            [ ] BlackRock Aggressive Growth

          [ ] EQUALIZER(SM) -- Each quarter amounts are transferred between the Fixed Interest Account and either:

               CHECK ONE:   [ ] MetLife Stock Index Division
                            [ ] BlackRock Aggressive Growth

          [ ] REBALANCER(SM) -- Each quarter amounts are transferred among your current funding choices to bring the percentage of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations.

          [ ] ALLOCATOR(SM) -- Each month a dollar amount or percentage you choose is transferred from the Fixed Interest Account to any of the funding choices you select. (Note: Attach a completed Allocator form with your application.)

          [ ]  INDEX SELECTOR(SM)

               Each calendar quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable) to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial payment and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of the change). You may change your choice of model at any time. Please call 1-866-438-6477 for more information on the current allocations for each model and for help in determining your risk tolerance. Choose one model and skip to Section 7.

               [ ] Conservative   [ ] Conservative to Moderate   [ ] Moderate
               [ ] Moderate to Aggressive   [ ] Aggressive

     (c)  ALLOCATIONS (If you chose Index Selector, skip to Section 7.)

          Indicate the percentage to be allocated to each funding option. The investment objective you are most comfortable with should have the largest percentage allocation. Percentages must be in whole numbers and total 100%. If you choose to allocate dollars in one of the allocation strategies below, you can only allocate a portion to one of the allocation strategies and the MetLife Fixed Interest Account. You may change your allocation at any time. The funding options are listed from lowest risk/lowest potential return to highest risk/highest potential return. Investment performance will cause them to vary over time.

FUNDING CHOICES:

____% Fixed Interest Account
____% Western Asset Management US Government
____% BlackRock Bond Income
____% American Funds Bond
____% Lehman Brothers(R) Aggregate Bond Index
____% PIMCO Total Return
____% Western Asset Management Strategic Bond Opportunities
____% Lord Abbett Bond Debenture
____% PIMCO Inflation Protected Bond
____% BlackRock Diversified
____% MFS Total Return
____% Neuberger Berman Real Estate
____% Harris Oakmark Focused Value
____% BlackRock Large Cap Value
____% Davis Venture Value
____% FI Value Leaders
____% Harris Oakmark Large Cap Value
____% Neuberger Berman Mid Cap Value
____% Oppenheimer Global Equity
____% BlackRock Strategic Value
____% BlackRock Large Cap
____% American Funds Growth-Income
____% Legg Mason Value Equity
____% MetLife Stock Index
____% American Funds Global Small Capitalization
____% FI Mid Cap Opportunities
____% Lazard Mid Cap
____% MetLife Mid Cap Stock Index
____% FI International Stock
____% Harris Oakmark International
____% MFS Research International
____% Morgan Stanley EAFE(R) Index
____% BlackRock Legacy Large Cap Growth
____% FI Large Cap
____% American Funds Growth
____% Legg Mason Aggressive Growth
____% Jennison Growth
____% Oppenheimer Capital Appreciation
____% T. Rowe Price Large Cap Growth
____% Loomis Sayles Small Cap
____% Russell 2000(R) Index
____% BlackRock Aggressive Growth
____% T. Rowe Price Mid-Cap Growth
____% Franklin Templeton Small Cap Growth
____% Met/AIM Small Cap Growth
____% T. Rowe Price Small Cap Growth
____% RCM Global Technology

PORTFOLIO INVESTED IN EXCHANGE TRADED FUNDS:
____% Cyclical Growth ETF
____% Cyclical Growth and Income ETF

INCOME ALLOCATION CHOICES:
____% MetLife Conservative Allocation
____% MetLife Conservative to Moderate Allocation
____% MetLife Moderate Allocation
____% MetLife Moderate to Aggressive Allocation
____% MetLife Aggressive Allocation

                        TOTAL ALLOCATION MUST EQUAL 100%

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6.   INVESTMENT OBJECTIVE & ALLOCATION

     (a)  SUM OF ESTIMATED ANNUAL INCOME FOR OWNER(S) (Choose one):

          [ ] $0 - 9,999         [ ] $10,000 - 19,999   [ ] $20,000 - 39,999
          [ ] $40,000 - 69,999   [ ] $70,000 - 99,999   [ ] $100,000 - 249,999
          [ ] $250,000+

          (Note: You cannot contribute to a Roth IRA or convert a Traditional IRA to a Roth IRA if your income exceeds IRC 408A limits.)

     (b)  SUM OF ESTIMATED NET WORTH FOR OWNER(S) (Choose one):

          [ ] $0 - 9,999         [ ] $10,000 - 19,999   [ ] $20,000 - 39,999
          [ ] $40,000 - 69,999   [ ] $70,000 - 99,999   [ ] $100,000 - 249,999
          [ ] $250,000+

          (Note: Net Worth is assets less liabilities. Exclude your personal residence, home furnishings, autos, and this investment.)

     (c)  IS THE SOURCE OF FUNDS A METLIFE OR METLIFE SECURITIES, INC. POLICY,
          ACCOUNT, OR CONTRACT? [ ] Yes   [ ] No

     (d)  SOURCE OF FUNDS FOR PURCHASING THIS ANNUITY (Check all that apply):

          [ ] Life Insurance Policy         [ ] Mutual Fund
          [ ] Pension Assets                [ ] Certificate of Deposit (CD)
          [ ] Annuity Contract              [ ] Bonds
          [ ] Loan                          [ ] Money Market Fund
          [ ] Endowment                     [ ] Savings
          [ ] Stocks                        [ ] Other:_________________

     (e)  TAX MARKET TYPE OF ANY TRANSFERS OR ROLLOVERS (If applicable):

          [ ] Non-Qualified                 [ ] Roth IRA
          [ ] SARSEP                        [ ] 401(a)
          [ ] 403(a)                        [ ] 403(a)(7)
          [ ] Traditional IRA               [ ] SEP
          [ ] SIMPLE IRA                    [ ] 401(k)
          [ ] 403(b)                        [ ] KEOGH
          [ ] Other:______________

     (f) PRIOR INVESTMENT EXPERIENCE (Choose all that apply and indicate years of experience):

          [ ] Stocks: _______ years         [ ] Mutual Funds: _______ years
          [ ] Certificate of Deposit (CD): _______ years
          [ ] Stocks: _______ years         [ ] Money Market: _______ years
          [ ] Other: _______ years          [ ] None

     (g) RISK TOLERANCE (How would you categorize yourself as an investor) (Choose one):

          [ ] Conservative                  [ ] Conservative to Moderate
          [ ] Moderate                      [ ] Moderate to Aggressive
          [ ] Aggressive

          (Note: If the Asset Allocation Questionnaire was completed, please use the resulting risk tolerance here.)

     (h)  NUMBER OF DEPENDENTS:______ Ages: ____________________________________

7.   NOTICES & SIGNATURES

     (a)  NOTICE TO APPLICANT(S)

     ARKANSAS, LOUISIANA AND NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

     COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance of Regulatory Agencies to the extent required by applicable law.

     DISTRICT OF COLUMBIA RESIDENTS ONLY WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

     FLORIDA RESIDENTS ONLY A person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     KENTUCKY RESIDENTS ONLY Any person who knowingly and with the intent to defraud any insurance company or other person files an application containing any materially false information or conceals, for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

     MAINE, TENNESSEE AND VIRGINIA RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

     NEW JERSEY RESIDENTS ONLY Any person who knowingly files a claim containing any false or misleading information is subject to criminal and civil penalties.

     OHIO RESIDENTS ONLY A person with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

     PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     OKLAHOMA RESIDENTS ONLY WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

     PUERTO RICO RESIDENTS ONLY Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

     (b)  SIGNATURES

          If the Owner is a corporation, partnership or trust print the name of the Owner and have one or more officers, partners or trustees sign. Earnings in this contract may be taxable annually to the Owner. (Consult your tax advisor.)

          I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received the current prospectus for the MetLife Asset Builder, and all required fund prospectuses. I understand that all values provided by the contract/certificate being applied for, which are based on the investment experience of the Separate Account, are variable and are not guaranteed as to the amount. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity.

          LOCATION WHERE THE APPLICATION IS SIGNED (City & State):
          _____________________________________________________________________


Signature of Annuitant                  Date: (Month/Day/Year)


-------------------------------------   ----------------------------------------


Signature of Owner
(if different than Annuitant)           Date: (Month/Day/Year)


-------------------------------------   ----------------------------------------


Signature of Witness                    Date: (Month/Day/Year)


-------------------------------------   ----------------------------------------

8.   CONSUMER PRIVACY NOTICE

     Metropolitan Life Insurance Company ("MetLife") and each member of the MetLife family of companies (an "Affiliate") strongly believe in protecting the confidentiality and security of information we collect about you. This notice refers separately to MetLife and each of the Affiliates listed below by using the terms "us," "we," or "our." This notice describes our privacy policy and describes how we treat the information we receive ("Information") about you.

     WHY WE COLLECT AND HOW WE USE INFORMATION: We collect and use Information for business purposes with respect to our insurance and other business relationships involving you. These business purposes include evaluating a request for our insurance or other products or services, evaluating benefit claims, administering our products or services, and processing transactions requested by you. We may also use Information to offer you other products or services we provide.

     HOW WE COLLECT INFORMATION: We get most Information directly from you. The Information that you give us when applying for our products or services generally provides the Information we need. If we need to verify Information or need additional Information, we may obtain Information from third parties such as adult family members, employers, other insurers, consumer reporting agencies, physicians, hospitals and other medical personnel. Information collected may relate to your finances, employment, health, avocations or other personal characteristics as well as transactions with us or with others, including our Affiliates.

     HOW WE PROTECT INFORMATION: We treat Information in a confidential manner. Our employees are required to protect the confidentiality of Information. Employees may access Information only when there is an appropriate reason to do so, such as to administer or offer our products or services. We also maintain physical, electronic and procedural safeguards to protect Information; these safeguards comply with all applicable laws. Employees are required to comply with our established policies.

     INFORMATION DISCLOSURE: We may disclose any Information when we believe it necessary for the conduct of our business, or where disclosure is required by law. For example, Information may be disclosed to others to enable them to provide business services for us, such as helping us to evaluate requests for insurance or benefits, performing general administrative activities for us, and assisting us in processing a transaction requested by you. Information may also be disclosed for audit or research purposes; or to law enforcement and regulatory agencies, for example, to help us prevent fraud. Information may be disclosed to Affiliates as well as to others that are outside of the MetLife family of companies, such as companies that process data for us, companies that provide general administrative services for us, other insurers, and consumer reporting agencies. Our affiliates include financial services companies such as life and property and casualty insurers, securities firms, broker dealers and financial advisors and may also include companies that are not financial services companies. We may make other disclosures of Information as permitted by law.

     Information may also be shared with our Affiliates so that they may offer you products or services from the MetLife family of companies. We may also provide Information: (i) to others outside of the MetLife family of companies, such as marketing companies, to assist us in offering our products and services to you, and (ii) to financial services companies outside of the MetLife family of companies with which we have a joint marketing agreement. For example, an agreement with another insurer to enable us to offer you certain of that insurer's products. We do not make any other disclosures of Information to other companies who may want to sell their products or services to you. For example, we will not sell your name to a catalog company. We may disclose any Information, other than a consumer report or health information, for the purposes described in this paragraph.

     ACCESS TO AND CORRECTION OF INFORMATION: Generally, upon your written request, we will make available Information for your review. Information collected in connection with, or in anticipation of, any claim or legal proceeding will not be made available. If you notify us that the Information is incorrect, we will review it. If we agree, we will correct our records. If we do not agree, you may submit a short statement of dispute, which we will include in any future disclosure of Information.

     FURTHER INFORMATION: In addition to any other privacy notice we may provide, a recently enacted federal law established new privacy standards and requires us to provide this summary of our privacy policy once each year. You may have additional rights under other applicable laws. For additional information regarding our privacy policy, please contact us at our website, www.metlife.com or write to us at MetLife, PO Box 489, Warwick, R I 02887-9954.

     Metropolitan Life Insurance Company, NY, NY Metropolitan Insurance and Annuity Company, NY, NY Metropolitan Tower Life Insurance Company, NY, NY

9.   GENERAL INSTRUCTIONS FOR COMPLETING THE METLIFE ASSET BUILDER APPLICATION

     If you elect the Allocator option under 6b, you must also complete and attach the Allocator form.

     If you have any questions regarding how to complete this application or obtain any additional forms, you may call (866) 438 6477 or send an email to myretirement@metlife.com.

     PLEASE RETURN YOUR COMPLETED APPLICATION ALONG WITH YOUR INITIAL PURCHASE PAYMENT TO:

REGULAR MAIL:           OVERNIGHT MAIL:
MetLife Asset Builder   MetLife Asset Builder
Dept. 1057              3550 Rockmont, Lockbox 1057
Denver, CO 80256-1057   Mail Stop DN-CO-06LB
                        Denver, CO 80202

     Pursuant to IRS Circular 230, MetLife is providing you with the following notification:

     The information contained in this document is not intended to (and cannot) be used by anyone to avoid IRS penalties. This document supports the promotion and marketing of this annuity. You should seek advice based on your particular circumstances from an independent tax advisor.

                                             (METLIFE(R) LOGO)

ORDER NUMBER(0004) 0504-7673                 METROPOLITAN LIFE INSURANCE COMPANY
(C) 2005 METLIFE, INC.                       200 Park Avenue
LEGAL#(exp0000)MLIC-LD                       New York, NY 10166
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